 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): July 2, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2019, Amyris, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Wolverine Flagship Fund Trading Limited (the “Holder”). Pursuant to the Exchange Agreement, the Company and the Holder agreed to exchange the Tranche II Senior Convertible Note held by the Holder, in the principal amount of $5.1 million (the “Exchange Note”), which was originally issued by the Company to the Holder on January 15, 2014 pursuant to the terms of a Securities Purchase Agreement, dated August 8, 2013 (as amended, the “SPA”), by and among the Company and the investors party thereto and which had an initial maturity date of January 15, 2019, for 1,767,632 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a warrant (the “Warrant”) to purchase 1,080,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.87 per share, with an exercise term of two years from issuance (the “Exchange”). The Exchange Agreement includes customary representations, warranties and covenants of the parties.

The terms of the Exchange Note and the SPA were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 8, 2013 , October 17, 2013 , December 24, 2013  and January 17, 2014 , as well as in Note 4, “Debt” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 , filed with the SEC on April 17, 2018, and in Note 4, “Debt” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 , filed with the SEC on November 15, 2018, and all of such disclosure is incorporated herein by reference. In addition, as previously reported in a Current Report on Form 8-K  filed by the Company with the SEC on January 2, 2019, on December 31, 2018, the Company and the Holder entered into a previous exchange agreement to exchange the Exchange Note for a new convertible note, which exchange agreement was terminated prior to the consummation of such exchange due to a failure of closing conditions to be satisfied. On January 14, 2019, the Holder agreed to waive payment of the Exchange Note at maturity until July 15, 2019 in exchange for a fee of $0.6 million.

The closing of the Exchange (the “Closing”) occurred on July 8, 2019. At the Closing, the Company issued the Exchange Shares and the Warrant to the Holder in exchange for the Exchange Note, which was retired.

The foregoing descriptions of the Exchange Agreement and the Warrant are qualified in their entirety by reference to the Exchange Agreement and the form of Warrant, which are filed hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The Exchange Shares and the Warrant (including the Warrant Shares) were issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of Warrant (found at Exhibit A, herein)
10.1	Exchange Agreement, dated July 2, 2019, by and between the Company and Wolverine Flagship Fund Trading Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 9, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer